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                                                                     Exhibit 5.1


                             CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                ATTORNEYS AT LAW

                                 EXCHANGE PLACE
                                53 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                                ---------------

                            TELEPHONE (617) 248-5000
                               FAX (617) 248-4000
                                 TELEX 49615860

                                                       December 30, 1997

VMARK Software, Inc.
50 Washington Street
Westboro, Massachusetts 01581-1021

     Re:  VMARK Software, Inc.
          Registration Statement on Form S-4
          ----------------------------------

Ladies and Gentlemen:

     As counsel to VMARK Software, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares of the Company's common stock, $.01 par value (the "Shares"), to be issued in connection with the merger of Unidata, Inc., a Colorado corporation ("UNIDATA"), with and into the Company, pursuant to an Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), between the Company and UNIDATA, dated as of October 7, 1997, as amended as of November 7, 1997.

     As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the Company's Second Restated Certificate of Incorporation, the Company's by-laws, the Merger Agreement, certificates of public officials and officers of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                                          Very truly yours,


                                                          CHOATE, HALL & STEWART